Exhibit 10.42

FIRST AMENDMENT OF LEASE

           THIS FIRST AMENDMENT OF LEASE dated as of February 27, 2009 by and between FORSGATE INDUSTRIAL COMPLEX, a limited partnership with an address at 400 Hollister Road, Teterboro, New Jersey  07608 (hereinafter called “Landlord”) and MOVADO GROUP, INC., a New York corporation, having its principal offices at 650 From Road, Paramus, New Jersey  07652 (hereinafter called “Tenant”).

W I T N E S S E T H:

           WHEREAS, Landlord and Tenant entered into a Lease dated May 22, 2000 (the “Lease”), for approximately 99,962 square feet in a building (the “Premises”) located on property more commonly known as 105 State Street, Moonachie, New Jersey; and

WHEREAS, Tenant and Landlord desire to amend the Lease to, among other things, extend the term of the Lease.

NOW THEREFORE, for ten dollars and other good and valuable consideration, the parties agree as follows:

1. The term of the Lease is hereby extended.  Accordingly, Paragraph 1(d) of the Lease shall be deleted and replaced with the following language:

“To commence on June 1, 2000 and to terminate on July 31, 2019.”

2. Effective on April 1, 2009, Fixed Rent shall be as set forth below and, accordingly, Paragraph 1(e) of the Lease shall be amended as follows:

“Tenant shall pay to the Landlord as Fixed Rent for the demised premises commencing on March 1, 2009 to and through July 31, 2014, the sum of SEVEN HUNDRED FORTY-NINE THOUSAND SEVEN HUNDRED FIFTEEN AND NO/100 ($749,715.00) DOLLARS per annum, payable in equal monthly installments of SIXTY-TWO THOUSAND FOUR HUNDRED SEVENTY-SIX AND 25/100 ($62,476.25) DOLLARS, and commencing September 1, 2014 through August 31, 2019, the sum of EIGHT HUNDRED NINETY-FOUR THOUSAND SIX HUNDRED SIXTY THOUSAND AND NO/100 ($894,660.00) DOLLARS per annum, payable in equal monthly installments of SEVENTY-FOUR THOUSAND FIVE HUNDRED FIFTY-FIVE THOUSAND AND NO/100 ($74,555.00) DOLLARS.

Provided the Lease is in full force and effect and Tenant is not in default after any required notice and beyond any applicable cure period, Fixed Rent shall abate from March 1, 2009 to and through July 31, 2009.”

3. The second paragraph of Paragraph 4 and Exhibit Y shall be deleted.  The Deferred Rent schedule shall no longer be applicable.

4. Paragraph 35 of the Lease shall be deleted and replaced with the following:

“35.  NOTICES.                                           All notices, demands and requests which may or are required to be given by either party to the other shall be in writing.  All notices, demands and requests by the Landlord to the Tenant shall be sent by recognized overnight courier or by United States Certified Mail, postage prepaid, Return Receipt Requested, addressed to the Tenant, to the attention of General Counsel, with a simultaneous copy to the Senior Vice President, at the Premises, with a copy to Tenant at the address specified on the first page of the First Amendment of Lease, or at such other place as the Tenant may from time to time designate in a written notice to the Landlord.  All notices, demands and requests by the Tenant to the Landlord shall be sent by recognized overnight courier or by United States Certified Mail, postage prepaid, Return Receipt Requested, addressed to the Landlord at the address shown on the first page of this Lease or at such other place as the Landlord may from time to time designate in a written notice to the Tenant.  Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed, if sent by certified mail, or on the date of the delivery, if sent by overnight courier.

5. Paragraph 46A shall be deleted in its entirety.

6. Upon the expiration of the Lease, Tenant shall surrender the Premises in the condition required under the terms of the Lease.  Notwithstanding the foregoing, with respect to any alterations, additions or improvements made to the Premises, Tenant’s obligation to restore the Premises to the condition which it was originally delivered to Tenant as set forth in Paragraph 13 shall mean that Tenant is obligated to restore the Premises to the condition shown on Exhibit 1 attached hereto and Tenant shall be obligated to remove only such alterations, additions and/or improvements which are not shown on Exhibit 1.  Notwithstanding the preceding sentence, upon surrender, with respect to the exterior perimeter of the Building which is shown on the attached pictures, Tenant shall not  be obligated to restore any alterations, additions and/or improvements to the exterior perimeter which are shown in such pictures except that Tenant shall be obligated to replace the loading dock doors and levelers in the rear of the Building and remove the compactor.

7. Tenant represents that its North American Industry Classification System number (“NAICS”) is 334518.  If Tenant’s operations at the Premises are outside of those industrial operations covered by ISRA, and if the NJDEP is not granting letters of non-applicability for operations outside of ISRA, Tenant agrees that it shall, six (6) months prior to the termination of the Lease, (i) execute and deliver to Landlord an application for a letter of non-applicability under ISRA from the NJDEP with respect to the Premises, and certify, represent and warrant to Landlord the accuracy of such application, which certification, representation and warranty shall survive the termination of the Lease and (ii) represent to Landlord that its NAICS number is 334518 and its operations are outside of those industrial operations covered by ISRA.

8. Except as expressly modified herein, all of the provisions of the Lease shall remain unchanged and in full force and effect and Landlord and Tenant ratify and confirm the terms of the Lease.

                      IN WITNESS WHEREOF the parties have executed this Amendment on the day and year first above written.

WITNESS /s/ Andrew L. Moss /s/ Andrew L. Moss	FORSGATE INDUSTRIAL COMPLEX, Landlord By: /s/ Charles Klatskin Charles Klatskin, General Partner By: /s/ Stephen Seiden Stephen Seiden, General Partner

WITNESS /s/ Sallie A. DeMarsilis	MOVADO GROUP, INC. Tenant By: /s/ Rick Cote Name: Rick Cote Title: COO